TECH DATA CORPORATION
(hereinafter called the “Company”)

2009 EQUITY INCENTIVE PLAN OF TECH DATA CORPORATION
(hereinafter called the “Plan”)
GLOBAL NOTICE OF GRANT AND
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

I.     NOTICE OF EQUITY GRANT

Name/Participant:

Type of Grant:	Performance-Based

Restricted Stock Unit

Date of Grant:

Total Shares Granted:

Performance Period:

II. AGREEMENT

For valuable consideration, the receipt of which is hereby acknowledged (electronically or using a method accepted by the Company), the Company hereby grants to the Participant a Performance-Based Restricted Stock Unit Grant (hereinafter called the "PRSUs") under Section 10 of the Plan in accordance with the following terms:

Section 1.    Definitions. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same defined meanings as in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail except as otherwise expressly provided herein. The following additional terms shall be defined as follows:

“Agreement” means this agreement between the Participant and the Company setting forth the terms and conditions of the grant of PRSUs and includes Part I, Notice of Equity Grant; Part II, Agreement; Appendix A; and any Addendum.

“Cause” means (a) such definition as is set forth in a written employment agreement between the Participant and the Employer, as in effect at the time of determination for “Cause” or “gross misconduct” or other term of similar import, or, in the absence of any such definition, (b) (i) the Participant's willful and continued failure to perform substantially his or her duties

PRSU Global

with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the Participant's willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company, its Subsidiaries or the Employer; provided, that for purposes of this definition, no act or failure to act, on the Participant's part, will be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or the Employer. Notwithstanding the foregoing, if a Participant’s employment terminates during the Protected Period (as defined in the CIC Policy) and such Participant is covered by the CIC Policy, for purposes of this Agreement “Cause” will have the definition that applies to the Participant under the CIC Policy.

“CIC Policy” means the Tech Data Corporation Change in Control Severance Policy.

“Date of Grant” means the date on which the PRSUs are granted to the Participant, as specified in Part I.

“Employer” means the Company or any Subsidiary that employs the Participant on the applicable date.

"Good Reason" means:

(a)
a material adverse change in the Participant’s duties or responsibilities effectuated after the Change in Control from those held, exercised and/or assigned to the Participant immediately prior to such diminution; provided, that a change in a Participant’s reporting relationship that is approved by the Company or the Employer prior to a Change in Control and is not made at the request of a third party incident to the Change in Control shall not constitute Good Reason hereunder;

(b)
a reduction in the Participant’s annual base salary (or a material change in the frequency of payment) or annual incentive opportunity in effect immediately prior to the Change in Control or, if higher, as in effect at any time during the twenty-four months following the Change in Control;

(c)
the failure by the Company or the Employer to provide the Participant with welfare benefits, fringe benefits and perquisites that are substantially similar in the aggregate to those made available or provided to the Participant immediately prior to the Change in Control, including but not limited to any pension, life insurance, medical, health and accident, disability and vacation benefits;

(d)
the relocation of the Participant’s base office to a location that is (x) more than 35 miles from the Participant’s base office immediately prior to the Change in Control and (y) farther from the Participant’s principal residence immediately prior to the Change in Control than was the Participant’s base office immediately prior to the Change in Control; or

(e)	the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated hereunder.

Notwithstanding the foregoing, if a Participant’s employment terminates during the Protected Period (as defined in the CIC Policy) and such Participant is covered by the CIC Policy, for purposes of this Agreement “Good Reason” will have the definition that applies to the Participant under the CIC Policy.

"Performance Goal" means the target established for each Performance Measure, as reflected in Appendix A.

"Performance Measures" means the one or more performance metrics set forth in Appendix A, each as defined in Appendix A.

“Retirement” means the Participant's termination of active employment (for reasons other than a termination for Cause by the Employer) where (a) the Participant has attained age 55 (in whole years rounded down to the nearest year) and, (b) the Participant’s Years of Continuous Service equals or exceeds 10.

“Share” means one (1) share of Common Stock.

"Vesting Date" shall mean the date on which the Committee certifies in writing that the Performance Goal for a Performance Measure has been attained.

“Years of Continuous Service” means the number of full years of a Participant’s continuous and uninterrupted employment with the Employer based on the elapsed time between the Participant's initial employment commencement date with the Employer and the date of the Participant's termination of employment with the Employer.  For purposes of the foregoing and for the sake of clarity:

(a)       “Years of Continuous Service”  shall include any period of continuous employment with an employer acquired by the Company prior to the time of such acquisition, unless a shorter period of time is established by the Company as recorded in the Company’s systems;

(b)        if a Participant ceases employment with the Employer for a period of less than six (6) months and subsequently re-commences employment with the Employer, the Participant's Years of Continuous Service shall be calculated on the basis of the Participant's initial employment commencement date with the Employer, unless a shorter period of time is established by the Company as recorded in the Company’s systems; and

(c)       if a Participant ceases employment with the Employer for a period of six (6) months or more and subsequently re-commences employment with the Employer, the Participant's Years of Continuous Service shall be calculated on the basis of the Participant's subsequent employment re-commencement date with the Employer.

Section 2.     Grant.     The Participant is hereby granted an award of PRSUs under Section 10(a) of the Plan. Each PRSU represents the prospective contingent right to receive one Share and will, at all times the Agreement is in effect, be equal in value to one Share. The number of PRSUs subject to each Performance Measure is set forth in Appendix A. In accordance with Section 10(b) of the Plan, no grant, or a combination of grants, of PRSUs to the Participant during a fiscal year shall have a value in excess of two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the Shares underlying the PRSUs as of the last day of the Performance Period or as of the date of settlement, whichever is higher.
Section 3.     Vesting. Except as provided in Section 9, the vesting of the PRSUs is dependent upon the Participant remaining continuously employed with the Employer up to and including the last day of the Performance Period, as well as upon the Company’s attainment of the Performance Goal established for each Performance Measure during the Performance Period, as set forth in Appendix A. For purposes of this Agreement, the Committee shall determine, in its sole discretion, and certify in writing whether and the extent to which the Performance Goal established for each Performance Measure has been attained and the Participant shall become vested in all or a portion of the PRSUs subject to the Performance Measure (which may be zero) that corresponds to the attainment levels, as set forth in Appendix A. The Committee’s determination shall be final, conclusive and binding upon all parties. Until the Committee has made such a determination, the Performance Goal established for a Performance Measure shall not be considered to have been attained for vesting purposes. Further, unless and until all or a portion of the PRSUs vest, as determined by the Committee in its sole discretion, the Participant shall have no right to the issuance of any Shares and the PRSUs shall represent an unsecured obligation of the Company in accordance with Section 16(c) of the Plan. Any PRSUs subject to a Performance Measure that do not vest shall be forfeited.

Section 4.    Non-Transferability. All rights with respect to the PRSUs are exercisable during the Participant’s lifetime only by the Participant and the PRSUs may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by applicable laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or Rules thereunder.

Section 5.     Delivery of Shares. Subject to the other terms of the Plan and this Agreement, as soon as reasonably practicable following the Vesting Date, the Company shall issue or cause to be delivered to the Participant (or if any other individual(s) then hold the PRSUs, to such individual(s)) the number of whole Shares the Participant is entitled to receive as a result of the vesting of the PRSUs. The Shares shall be registered in the name of the Participant (or the name(s) of the individual(s) that then hold the PRSUs, either alone or jointly with another person(s) with rights of survivorship, as such individual(s) shall prescribe in writing or other methods allowed by the Company), and subject to Section 15, shall in all cases be delivered to the Participant within ten (10) business days following the applicable Vesting Date. Notwithstanding the foregoing, the Company may, in its sole discretion, settle the PRSUs in the form of: (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law, (2) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant’s country of residence (and/or country of employment, if different) or (3) is administratively burdensome; or (ii) Shares, but require the Participant to immediately sell such shares (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions on behalf of the Participant).

The delivery of Shares upon vesting of the PRSUs shall be deemed effected for all purposes when a stock transfer agent shall have deposited such Shares according to the delivery instructions provided by the Participant (or if any other individual(s) then hold the PRSUs, by such other individual(s)). Fractional Shares shall not be issued.

Section 6.    Tax Withholding Obligations. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PRSUs, including but not limited to, the grant of the PRSUs, the vesting of the PRSUs, the subsequent sale of any Shares acquired at vesting or the receipt of any dividends, and (2) do not commit to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Upon the vesting and settlement of the PRSUs, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer attributable to Tax-Related Items. In this regard, if permissible under local law, the Committee may require that the Company withhold a number of whole Shares otherwise deliverable to the Participant having a Fair Market Value sufficient to satisfy the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the PRSUs. If the obligation for the Participant’s Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Participant shall be deemed to have been issued the full number of Shares issuable upon vesting, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the award. In the event withholding in Shares is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and/or Employer may, at its sole discretion, (i) require the Participant to deposit with the Company or the Employer an amount of cash sufficient to meet his or her obligation for Tax-Related Items, (ii) withhold the required amount from the Participant’s regular salary/wages during the pay period(s) next following the date on which any such applicable liability for Tax-Related Items otherwise arises (or withhold the required amount from other amounts payable to the Participant), and/or (iii) if permissible under local law, sell or arrange for the sale of a whole number of Shares that the Participant acquires pursuant to the PRSUs to meet the withholding obligation for Tax-Related Items. The Company will endeavor to sell only the number of whole Shares required to satisfy the Company's and/or the Employer's withholding obligation for Tax-Related Items; however, the Participant agrees that the Company may sell more Shares than necessary to cover the Tax-Related Items.

Finally, the Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares due upon vesting of the PRSUs if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section. If the Participant is subject to taxation in more than one jurisdiction, the Participant acknowledges that the Company, the Employer or another Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction. For purposes of the foregoing, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. The Participant hereby consents to any action reasonably taken by the Company to meet his or her obligation for Tax-Related Items.

Section 7.     Changes in Capitalization. The existence of the PRSUs shall not affect in any way the right or power of the Company or its stockholders to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to PRSUs; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or outstanding assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to the PRSUs.

Section 8.     Rights of Participant. No person shall, by virtue of the granting of the PRSUs to the Participant, be deemed to be a holder of any Shares underlying the PRSUs or be entitled to the rights or privileges of a holder of such Shares unless and until the PRSUs have vested with respect to such Shares and the Shares have been issued pursuant to the vesting of the PRSUs.

The grant of the PRSUs is voluntary and occasional and the Participant shall not by virtue of the granting of the PRSUs have any claim or right to be granted PRSUs in the future or to participate in any other compensation plan, program or arrangement of the Company or of the Employer, even if PRSUs have been granted repeatedly in the past.

The granting of the PRSUs shall not impose upon the Employer any obligations to employ or to continue to employ the Participant; and the right of the Employer to terminate the employment of the Participant shall not be diminished or affected by reason of the fact that the PRSUs have been granted to the Participant.

Nothing herein contained shall impose any obligation upon the Participant to accept the grant of PRSUs.

At all times while any portion of the PRSUs is outstanding, the Company shall reserve and keep available, out of shares of its authorized and unissued Common Stock or reacquired Shares, a sufficient number of Shares to satisfy the requirements of the PRSUs; comply with the terms of the PRSUs promptly upon vesting of the PRSUs; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of Shares pursuant to the vesting of the PRSUs.

Section 9.     Termination. The outstanding unvested PRSUs granted hereunder shall terminate and the Participant shall cease vesting in the PRSUs on the earliest to occur of:

(i) termination of active employment or other relationship between the Employer and the Participant for any reason other than due to the Participant’s death, Retirement or Disability; or

(ii) termination of active employment or other relationship between the Employer and the Participant due to the Participant’s death, Retirement or Disability prior to the third month following the Date of Grant.

An employment relationship between the Employer and the Participant shall be deemed to exist during any period during which the Participant is actively employed and performing services for the Employer. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Employer and the Participant shall be determined by the administrator designated by the Committee, in its sole discretion, at the time thereof and in accordance with local law.

In the event of the Participant's termination of active employment due to death, Retirement or Disability on or after the three-month anniversary of the Date of Grant and prior to the last day of the Performance Period, the PRSUs shall become vested on a pro-rata basis upon the conclusion of the Performance Period based upon the Committee's determination, in its sole discretion, of whether and the extent to which the Performance Goals have been attained, and any Shares due upon vesting will be delivered to the Participant or, in the event of the Participant's death, to the Participant’s executors, administrators or any person(s) to whom the PRSUs may be transferred by will or by laws of descent and distribution, in accordance with Section 5 of this Agreement. For purposes of the foregoing, the pro-ration shall be computed on the basis of a fraction, the numerator of which shall equal the total number of days from the Date of Grant to the date of the Participant's termination of employment due to death, Retirement or Disability, and the denominator of which shall equal the total number of days in the Performance Period.

If, in the event of the Participant’s death, any beneficiary entitled to receive any Shares due upon vesting is a minor or if in the event of the Participant’s Disability, the Participant is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for any Shares due upon vesting, such Shares will be paid to such person or institution as the Committee may designate, in its sole discretion, or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

Notwithstanding the foregoing and for the sake of clarity, if the Participant terminates active employment with the Employer after the last day of the Performance Period but prior to the Vesting Date, the Participant shall vest in the PRSUs based upon the Committee's determination of whether and the extent to which the Performance Goals have been attained as if the Participant had not terminated employment, and any Shares due upon vesting will be delivered to the Participant, the Participant’s executors, administrators or any person(s) to whom the PRSUs may be transferred by will or by laws of descent and distribution, as applicable, in accordance with Section 5 of this Agreement.

If the Participant is a local national of and employed in a country that is a member of the European Union, the grant of the PRSUs and the terms and conditions governing the PRSUs are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the PRSUs is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

Section 10.    Change in Control. Notwithstanding anything in this Agreement to the contrary, (x) if, within 24 months of the effective date of a Change in Control, the Participant's employment is terminated by the Employer without Cause or if the Participant resigns employment for Good Reason, the PRSUs shall immediately vest in full as of such termination as if the Performance Goals were fully attained and the vested PRSUs shall be settled in accordance with Section 5 of this Agreement and (y) in the event of a Change in

Control in which the PRSUs are not assumed, continued, or substituted by the surviving corporation, such PRSUs shall immediately vest in full as of the effective date of such Change in Control as if the Performance Goals were fully attained and the vested PRSUs shall be settled in accordance with Section 5 of this Agreement.

Section 11. Nature of Grant. In accepting the grant, the Participant acknowledges that:

(i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(ii) all decisions with respect to future grants of PRSUs, if any, will be at the sole discretion of the Company;

(iii) the Participant is voluntarily participating in the Plan;

(iv) the grant of PRSUs is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment;

(v) the grant of PRSUs is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(vi) in the event that the Participant is not an employee of the Company, the grant of PRSUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of PRSUs will not be interpreted to form an employment contract with the Employer or any Subsidiary or affiliated company of the Company;

(vii) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(viii) neither the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation, where applicable, between the Participant's local currency and the United States dollar that may affect the value of the PRSUs or of any amounts due to the Participant pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement;

(ix) if the Participant vests in his or her PRSUs and obtains Shares, the value of those Shares acquired may increase or decrease in value;

(x) in consideration of the grant of the PRSUs, no claim or entitlement to compensation or damages shall arise from termination of the PRSUs or diminution in value of the PRSUs or Shares acquired upon vesting of the PRSUs resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant will be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(xi) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive the PRSUs and vest in the PRSUs under the Plan, if any, will be determined effective as of the date that the Participant is no longer actively employed by the Employer; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of his or her grant of PRSUs.

Section 12.     Data Privacy. Pursuant to applicable personal data protection laws, the Company and the Employer hereby notify the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s grant of the PRSUs and participation in the Plan. The collection, use, processing and transfer of personal data is necessary for the Company’s administration of the Plan and participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company and the Employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, e-mail address, salary, nationality, job title, any Shares or directorships held in the Company or the Employer, details of all options, units or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Employer will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s or the Employer's organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

The Company and the Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and the Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant hereby authorizes (where required under applicable law) the third parties or other recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.

The Participant may, at any time, exercise rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan, and (e) withdraw the Participant’s consent to the collection, processing or transfer of Data as provided hereunder (in which case, the Participant’s PRSUs will be null and void). The Participant may seek to exercise these rights by contacting the Employer’s Human Resources manager or the Company’s Human Resources Department.

Section 13.     No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code (“Section 409A”). Instead, it is the intent of this Agreement to satisfy the short- term deferral exemption described in Treas. Reg. §1.409A-1(b)(4). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no grants (including without limitation, the PRSUs) become subject to Section 409A; provided, however, the Company makes no representation that the PRSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the PRSUs.

Section 14.     Electronic Delivery and Acceptance. The Company may in its sole discretion, decide to deliver any documents related to the PRSUs granted under the Plan and participation in the Plan, or future PRSUs that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party designated by the Company. In addition, if the Participant does not otherwise reject the PRSUs (in such manner as the Company may specify from time to time in its sole discretion), the Participant shall be deemed to have accepted the PRSUs as of the Date of Grant.

Section 15.     Government and Other Regulations; Governing Law. The grant of PRSUs is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant acknowledges that the Company will not be obligated to issue any Shares hereunder if the grant or vesting thereof or the issuance of such Shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the vesting of the PRSUs or the issuance of Shares pursuant hereto to comply with any such law, regulation, order or provision. Any issuance or delivery of Shares hereunder shall occur at the earliest date the Company reasonably anticipates that the distribution shall not cause a violation.

As a condition of the grant of the PRSUs, the Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its affiliates, as may be required to allow the Company and its affiliates to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal obligations under local laws, rules and regulations in the Participant’s country of residence.
The PRSUs are and shall be subject in every respect to the provisions of the Plan, which is incorporated herein by reference and made a part hereof. The Participant hereby accepts the PRSUs subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Participant and his heirs and legal representatives.

This grant of PRSUs shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principle of conflict of laws. For purposes of litigating any dispute arising under this Agreement, the parties hereby expressly consent and agree that such litigation shall be conducted in the courts of Pinellas County, Florida.

Section 16.     Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 17.     Language. If the Participant is a resident outside of the United States, the Participant acknowledges and agrees by acceptance of the grant of PRSUs under the Plan and this Agreement, that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the grant of the PRSUs, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the PRSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Section 18.     Private Placement. The grant of the PRSUs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the PRSUs is not subject to the supervision of the local securities authorities.

Section 19.    Insider Trading / Market Abuse Laws. The Participant's country of residence (and country of employment, if different) may have insider trading and/or market abuse laws that may affect the Participant's ability to acquire or sell Shares under the Plan during such times the Participant is considered to have “inside information” (as defined under local law). These laws may be the same or different from any Company insider trading policy. The Participant acknowledges that it is the Participant's responsibility to be informed of and compliant with such regulations, and the Participant should consult with the Participant's personal advisors for additional information.

Section 20.    Clawback. Notwithstanding anything in the Plan or this Agreement to the contrary, the Company may be entitled or required by law, any applicable Company policy (any such policy, a “Clawback Policy”) or the requirements of an exchange on which the Company’s shares are listed for trading, to recoup amounts received by a Participant in connection with or arising out of the PRSUs granted pursuant to this Agreement (including with respect to the initial grant of the PRSUs, any Shares acquired pursuant thereto and any amounts received with respect to any sale of the Shares), and each Participant selected to receive PRSUs under the Plan shall be deemed to have agreed to comply with any such Company request or demand for recoupment, and to have consented to the Company taking such actions as may be necessary to effectuate its Clawback Policy. Each Participant shall also be deemed to have acknowledged and agreed that the Clawback Policy may be modified from time to time in the sole discretion of the Company and without the consent of the Participant, and that such modification will be deemed to amend this Agreement; provided, that, except as otherwise required by applicable law (including the terms of any exchange on which the Company’s shares are then listed for trading), no such amendment or modification made following a Change in Control shall be effective without the express, prior written consent of the Participant.

Section 21.     Addendum. Notwithstanding any provisions of this Agreement to the contrary, the PRSUs shall be subject to any special terms and conditions for the

Participant’s country of residence (and country of employment, if different), as are set forth in the applicable addendum to the Agreement (“Addendum”). Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country shall apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the PRSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of the Agreement.

Section 22.     Additional Requirements. The Company reserves the right to impose other requirements on the PRSUs, any Shares acquired pursuant to the PRSUs and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the PRSUs and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, the Company has caused this grant of PRSUs to be executed, as of the Date of Grant.

TECH DATA CORPORATION

By:______________________________________
Robert M. Dutkowsky, Chief Executive Officer
By:_______________________________________
Holder

TECH DATA CORPORATION
2009 EQUITY INCENTIVE PLAN
OF TECH DATA CORPORATION

ADDENDUM TO
GLOBAL NOTICE OF GRANT AND PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

NON-U.S. EMPLOYEES
________________________________________________________________________

In addition to the terms of the 2009 Equity Incentive Plan of Tech Data Corporation (the “Plan”) and the Notice of Grant and Performance -Based Restricted Stock Unit Grant Agreement – Non-U.S. Employees (the “Agreement”), the PRSUs are subject to the following additional terms and conditions as set forth in this addendum (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. Pursuant to Section 21 of the Agreement, to the extent a Participant relocates residence and/or employment to another country, the additional terms and conditions as set forth in the addendum for such country (if any) shall also apply to the PRSUs to the extent the Company determines, in its sole discretion, that the application of such addendum is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the PRSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

ARGENTINA

1.Type of Offering. Neither the grant of the PRSUs, nor the issuance of Shares subject to the grant, constitutes a public offering. The offering of the Plan is a private placement and is not subject to the supervision of any Argentine governmental authority.

AUSTRALIA

1.Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

BRAZIL

1.Compliance with Law. By accepting the PRSUs, the Participant acknowledges that the Participant agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the PRSUs, the receipt of any dividends, and the sale of Shares acquired under the Plan.
2.Labor Law Policy and Acknowledgement. The following provision supplements Section 11 of the Agreement:

By accepting the PRSUs, the Participant expressly and explicitly agrees that (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Participant's employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of the Participant's employment; and (iii) the income from the PRSUs, if any, is not part of the Participant's remuneration from employment.

CANADA
1.    Share Settlement Only. Notwithstanding Section 5 of the Agreement, the PRSUs shall be settled in Shares only (and shall not be settled in cash).

2.    English Language (Quebec). To the extent the Participant resides in Quebec, the Participant acknowledges and agrees that it is the Participant's express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
LANGUE ANGLAISE. Le Participant reconnaît et accepte qu'il est la volonté expresse du participant que le présent accord, ainsi que tous documents, avis et procédures judiciaires exécutés, donnés ou intentés en vertu de ou en rapport, directement ou indirectement, avec rédigé en anglais.
COLOMBIA

1.Nature of Grant. The following provision supplements Section 11 of the Agreement:
The Participant expressly and explicitly acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Participant's “salary” for any legal purpose and will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
DENMARK
1.    Treatment of PRSUs upon Termination of Employment. Notwithstanding any provisions in the Agreement to the contrary, unless the Participant is a member of registered management who is not considered a salaried employee, the treatment of the

PRSUs upon the Participant's termination of active employment shall be governed by the Act on Stock Options in Employment Relations. However, if the provisions in the Agreement or the Plan governing the treatment of the PRSUs upon a termination of active employment are more favorable, the provisions of the Agreement or the Plan shall govern.
FRANCE

1.Nature of the Award. The PRSUs are not granted under the French specific regime provided by Articles L225-197-1 and seq. of the French commercial code.
2.English Language. The Participant acknowledges and agrees that it is the Participant's wish that the Agreement, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the PRSUs, either directly or indirectly, be drawn up in English. If the Participant has received the Agreement, the Plan or other documents related to the PRSUs translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
LANGUE ANGLAISE. Le Participant reconnaît et convient que ce est l'intention exprès du Participant que l'Accord, le présent avenant, le Plan et tous les autres documents, remarque et les poursuites judiciaires entrées, données ou instituées conformément au PRSUs, être établi dans l'anglais. Si le Participant a reçu l'Accord, le présent avenant, le Plan ou autres documents rattachés au PRSUs traduit dans une langue autre que l'anglais et si le sens de la version traduite est différent que la version anglaise, la version anglaise contrôlera.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

__________________________________
Signature
__________________________________
Printed Name
_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO STOCK ADMINISTRATION OF TECH DATA NO LATER THAN THIRTY (30) DAYS FROM THE DATE OF THE GRANT.

HONG KONG

1.Settlement in Shares. Notwithstanding anything to the contrary in the Agreement, Addendum or the Plan, the PRSUs shall be settled only in Shares (and may not be settled in cash).

2.Lapse of Restrictions. If, for any reason, Shares are issued to the Participant within six (6) months of the Grant Date, the Participant agrees that the Participant will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the Grant Date.

3.IMPORTANT NOTICE/WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of the documents, the Participant should obtain independent professional advice. The PRSUs and Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The PRSUs are intended only for the personal use of each eligible employee of the Employer, the Company or any Subsidiary and may not be distributed to any other person.

4.Wages. The PRSUs and Shares subject to the PRSUs do not form part of the Participant's wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

5.Nature of the Program. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the PRSUs shall be null and void.

ITALY

1.    Authorization to Release Necessary Personal Information. The following provision shall replace Section 12 of the Agreement in its entirety:

(i)    The Participant understands that the Employer and/or the Company hold certain personal information about the Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant is aware that providing the Company with the Data is necessary for the performance of this Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

(ii)    The Controller of personal data processing is Tech Data Corporation, 5350 Tech Data Drive, Clearwater, Florida 33760, U.S.A., and, pursuant to D.lgs 196/2003, its representative in Italy is Tech Data Italia s.r.l. with registered offices at Via Tolstoj 65, 20098 S. Giuliano, Milanese MI, Italy Participant understands that Data may be transferred to third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom Shares acquired pursuant to this grant of PRSUs or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in the Participant’s country, or elsewhere, including outside of the European Union and the recipient’s country may have different data privacy laws and protections than the Participant’s country. The processing activity, including the transfer of the Participant’s personal data abroad, out of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

(iii)    The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that, pursuant to art 7 of D.lgs 196/2003, the Participant has the right, including but not limited to, to access, delete, update, request the rectification of the Data and cease, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that the Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address, Via Tolstoj 65, 20098 S. Giuliano, Milanese MI, Italy.

2.Participant Acknowledgment. The Participant hereby confirms that he or she accepts and agrees to the Agreement and the Plan in all respects as of the date the Participant accepts this Agreement. The Participant further acknowledges that he or she has read and specifically and expressly approves of the following provisions of the Agreement: (i) Section 6 addressing the Participant’s responsibility for taxes; (ii) Section 8 addressing the rights of the Participant with respect to the PRSUs; (iii) Section 11 containing the Participant’s acknowledgement that the Plan and the grant of the PRSUs do not provide the Participant with any entitlement or claim for compensation ; (iv) Section 12 containing the Participant’s authorization for data privacy purposes; (v) Section 14 addressing electronic delivery and acceptance procedures; and (vi) Section 15 stating that the laws of the State of Florida, U.S.A. will govern the Agreement and the Plan and the venue for litigation of any dispute arising under this Agreement will be the courts of Pinellas County, Florida, U.S.A.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO STOCK ADMINISTRATION OF TECH DATA NO LATER THAN THIRTY (30) DAYS FROM THE DATE OF THE GRANT.

MALAYSIA

1.Consent to Collection, Processing and Transfer of Personal Data. This provision replaces Section 12 of the Agreement in its entirety:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data, as described in this Addendum and any other grant materials by and among, as applicable, the Company and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi seperti yang diterangkan dalam Lampiran ini dan apa-apa bahan pemberian yang lain oleh dan di antara, seperti yang berkenaan, Syarikat dan Anak-anak Syarikat untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta di dalam Pelan.

The Participant understands that the Company and Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, e-mail address, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Company and also by the Participant through information collected in connection with the Agreement and the Plan.

Peserta memahami bahawa Syarikat Anak-anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, e-mel, gaji, kewarganegaraan, jawatan, apa-apa Saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Anugerah, atau apa-apa hak lain atas Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahanda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut ("Data"). Data tersebut dibekalkan oleh Syarikat dan juga oleh Peserta berkenaan dengan Perjanjian dan Pelan.

The Participant understands that Data will be transferred to the current stock plan service providers or a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant's country. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant's local human resources representative at [ ].

Peserta memahami bahawa Data ini akan dipindahkan kepada pembekal perkhidmatan pelan saham semasa atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Peserta memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta di [ ].

The Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the awards. may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant's local human resources representative. Further, the Participant understands that the Participant is providing the consent herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant's consent, the Participant's employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company may not be able to grant the Participant equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant's consent may affect the Participant's ability to participate in the Plan. For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant's local human resources representative.

Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima-penerima kemungkinan lain yang mungkin akan membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta di dalam Pelan, termasuk segala pemindahan Data tersebut sebagaimana yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa Saham diterima semasa peletakhakan Anugerah mungkin didepositkan. Peserta memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data, mengehadkan pemprosesan Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis tempatan wakil sumber manusia Peserta. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya Peserta tidak bersetuju, atau sekiranya Peserta kemudian membatalkan persetujuan, status Peserta pekerjaan atau perkhidmatan dan kerjaya dengan Syarikat tidak akan terjejas; satu-satunya akibat buruk sekiranya Peserta tidak bersetuju atau menarik balik Peserta persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Peserta anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan.

Please take note that by electronically accepting this Agreement, the Participant has confirmed that the Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer of the Participant's personal data in accordance with the terms in this notification. However, if for any reason the Participant does not consent to the processing of the Participant's personal data, the Participant has the right to reject such consent by contacting the Participant's local human resources representative at [ ].

Sila ambil perhatian bahawa dengan menerima Perjanjian ini secara elektronik, Peserta mengesahkan bahawa Peserta secara eksplisit, sukarela, dan tanpa sebarang keraguan bersetuju dengan pengumpulan, penggunaan, dan pemindahan data peribadi Peserta mengikut terma-terma dalam notis ini. Walaubagaimanapun, jika atas apa-apa sebab-sebab tertentu Peserta tidak bersetuju dengan pemprosesan data peribadi, Peserta mempunyai hak untuk menolak persetujuan Peserta dengan menghubungi wakil sumber manusia tempatan di masukkan [ ].

MEXICO

1.Commercial Relationship. The Participant expressly recognizes that participation in the Plan and the Company’s grant of PRSUs does not constitute an employment relationship between the Participant and the Company. The Participant has been granted PRSUs as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Participant’s sole employer. Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits derived from participation in the Plan will not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.

2.Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the PRSUs is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The PRSUs are not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.

BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE TERMS AND CONDITIONS OF THE PLAN, THE AGREEMENT AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO STOCK ADMINISTRATION OF TECH DATA NO LATER THAN THIRTY (30) DAYS FROM THE DATE OF THE GRANT.

NETHERLANDS

1.    Waiver of Termination Rights. In consideration of the grant of PRSUs, the Participant expressly waives any and all rights to compensation or damages as a result of any termination of active employment with the Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Participant ceases to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

SINGAPORE

1.Private Placement. The grant of the PRSUs is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Participant should note that the PRSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares subject to the grants in Singapore, unless such sale or offer is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

SPAIN

1.    Termination. The following provision shall replace Section 9 (i) of the Agreement in its entirety:

(i) termination of active employment or other relationship between the Company or the Employer and the Participant for any reason (including termination without cause or unfair dismissal) other than due to the Participant’s death, Retirement or Disability;

2.    Nature of Grant. The following provisions shall replace Section 11(xi) of the Agreement in its entirety, and the following new provision shall be added as Section 11(xii) and 11(xiii) of the Agreement:

(xi) in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s right to receive the PRSUs and vest in the PRSUs under the Plan, if any, will be determined effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of his or her grant of PRSUs;

(xii) the Participant understands and agrees that, as a condition of the grant of the PRSUs, any unvested PRSUs as of the date the Participant is no longer actively employed will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the Participant's PRSUs.

(xiii) in accepting the grant of PRSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant PRSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliated companies throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliated companies on an ongoing basis. Consequently, the Participant understands that the PRSUs are granted on the assumption and condition that the PRSUs and any Shares that may be acquired as a result of the vesting of the PRSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or affiliated companies) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of PRSUs shall be null and void.

Participant Signature:        ________________________________________________

Participant Printed Name:     ________________________________________________

Date:                _______________________________

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO STOCK ADMINISTRATION OF TECH DATA NO LATER THAN THIRTY (30) DAYS FROM THE DATE OF THE GRANT.

SWITZERLAND

1.Securities Law Information. The offer of the PRSUs is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the PRSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the PRSUs may be publicly distributed nor otherwise made publicly available in Switzerland.

UNITED KINGDOM

1.    Tax Withholding Obligations. The following provision shall replace Section 6 of the Agreement in its entirety:

Regardless of any action the Company or the Employer takes with respect to any or all income tax and primary Class 1 National Insurance Contributions, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PRSUs, including but not limited to, the grant of the PRSUs, the vesting of the PRSUs, the subsequent sale of any Shares acquired at vesting or the receipt of any dividends, and (2) do not commit to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to vesting of the PRSUs, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer for Tax-Related Items. In this regard, if permissible under local law, the Participant authorizes the Company to sell or arrange for the sale of Shares that the Participant acquires to meet the withholding obligation for Tax-Related Items. The Company will endeavor to sell only the whole number of Shares required to satisfy the Company's and/or the Employer's withholding obligation for Tax-Related Items; however, the Participant agrees that the Company may sell more Shares than necessary to cover the Tax-Related Items. The Committee may also, in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Participant to deposit with the Company or the Employer an amount of cash sufficient to meet his or her obligation for Tax-Related Items, (ii) withhold the required amount from the Participant’s pay during the pay periods next following the date on which any such applicable liability for Tax-Related Items otherwise arises (or withhold the required amount from other amounts payable to the Participant), and/or (iii) if permissible under local law, the Committee may require that the Company withhold a whole number of Shares otherwise deliverable to Participant having a Fair Market Value sufficient to satisfy the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the PRSUs (or such higher amount as is allowable without triggering adverse accounting consequences). If the obligation for the Participant’s Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Participant will be deemed to have been issued the full number of Shares subject to the award of PRSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the award.

Finally, the Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver any Shares due upon vesting of the PRSUs if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section. The Participant hereby consents to any action reasonably taken by the Company to meet his or her obligation for Tax-Related Items.

2.    Exclusion of Claim. The following new provision shall be added as Section 6(ii) of the Agreement:

The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to vest in the Participant’s PRSUs as a result of such termination (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Participant’s PRSUs. Upon the grant of the PRSUs, the Participant shall be deemed to have irrevocably waived any such entitlement.

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